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                                                                  Exhibit 23.5

                            LAZARD FRERES & CO. LLC
                             30 ROCKEFELLER PLAZA
                             NEW YORK, N.Y. 10020
                                     -----
                           TELEPHONE (212) 632-6000          NEW YORK
                           FACSIMILE (212) 632-6060


                                             April 21, 1998

Avalon Properties Inc.
15 River Road, Suite 210
Wilton, Connecticut 06897

Gentlemen:

     We hereby consent to (i) the use of our opinion letter dated March 8, 1998 to the Board of Directors of Avalon Properties, Inc. ("Avalon") included as Annex E to the Proxy Statement/Prospectus which forms a part of the Registration Statement on S-4 relating to the proposed merger of Bay Apartment Communities, Inc. and Avalon and (ii) the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                             LAZARD FRERES & CO. LLC

                                             By: /s/ Matthew J. Lustig
                                                 ------------------------------
                                                 Matthew J. Lustig
                                                 Managing Director